2010 INVESTIndiana Equity Conference

Integra Bank Corporation

September 9, 2010

Safe Harbor Statement

Certain statements made in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause our future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the results of examinations of us by regulatory authorities, including the possibility that any such regulatory authorities may, among other things, institute additional formal or informal enforcement actions against us or Integra Bank which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (2) the requirements and restrictions that we have agreed to with our regulators and the possibility that we may be unable to fully comply with such undertakings, which could result in the imposition of additional enforcement actions, requirements or restrictions; (3) our ability to improve the quality of our assets and maintain an adequate allowance for loan losses; (4) the adverse impact that Integra Bank's capital ratios may have on the availability of funding sources, including brokered deposits and public funds; (5) the risks presented by continued unfavorable economic conditions in our market area, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates; (6) changes in the interest rate environment that reduce our net interest margin and negatively affect funding sources; (7) despite the directive from our regulators to raise capital it may not be available when needed or on acceptable terms; (8) the impact of our suspension of dividends on our outstanding preferred stock and deferral of payments on our subordinated debentures relating to our outstanding trust preferred securities; (9) our ability to regain compliance with the minimum bid requirement necessary to retain the listing of our common stock on the Nasdaq Stock Market; (10) competitive pressures among depository institutions; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the financial institution regulatory agencies or the Financial Accounting Standards Board; (13) legislative or regulatory changes or actions, including financial reform legislation, or significant litigation that adversely affects us or our business; (14) future legislative or regulatory changes in the United States Department of Treasury's Troubled Asset Relief Program Capital Purchase Program; (15) our ability to attract and retain key personnel; (16) our ability to secure confidential information through our computer systems and telecommunications network; and; (17) other factors we describe in the periodic reports and other documents we file with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Company and Opportunity Overview

Integra Bank Profile

- Parent: Integra Bank Corporation
- Ticker: IBNK (Nasdaq Global Market)
- Headquarters: Evansville, Indiana
- Banking Centers: 52 in Indiana, Kentucky and Illinois following pending divestitures
- Website: integrabank.com
- Total Assets & Deposits: $3 billion & $2.5 billion
- Size: 4th largest bank headquartered in Indiana
- Strong core franchise in Southern Indiana, Western Kentucky and Southern Illinois
- Employs: 618 people (414 in Indiana)



ILLINOIS
INDIANA
KENTUCKY
Chicagoland Area
Bridgeview
Plainfield N.
Plainfield S.
Mokena
Mt. Vernon
Carmi
Shawneetown
Elizabethtown
Vienna
Golconda
Brookport
Bedford
Odon
Mitchell
Vincennes
Washington
Paoli
Petersburg
Princeton
Winslow
Huntingburg
Ft. Branch
Dale
Louisville
Evansville
Chrisney
Mt. Vernon
Newburgh
Hatfield
Henderson
Rockport
Morganfield
Poole
Sebree
Sturgis
Clay
Providence
Madisonville
Dawson Springs
Princeton
N
W
E
S
Integra Bank Corporation Headquarters
Cities with Integra Banking Centers

Integra Core Community Banking Footprint

- Evansville is the industrial, agricultural, retail and transportation center for the Tri-State region of Indiana, Kentucky and Illinois.
- Evansville is approximately 120 miles from Louisville, KY, 150 miles from Nashville, TN, and 180 miles from Indianapolis.

Largest Employers in Southwest Indiana

- Deaconess Health Systems (5,000)
- Toyota Motor Manufacturing (4,700)
- St. Mary's Medical Center (3,317)
- Evansville School Corporation (3,166)
- Industrial Contractors, Inc. (2,500)
- Alcoa Warrick Operations (2,150)
- Mead Johnson (2,000)
- University of Southern Indiana (1,929)
- Black Beauty Coal (1,753)
- Vectren (1,750)
- T.J. Maxx (1,540)
- SABIC Innovative Plastics (1,440)
- American General Finance (1,400)
- Berry Plastics (1,400)

Integra Core Community Banking Footprint

Deposit Market Share - 2009

Counties	State	Rank	Market Share	Integra Total Deposits (000)	Median HH Income**	Unemployment Rate*
Pike	IN	2	41.3%	$59,875	$45,825	9.7%
Spencer	IN	1	30.5%	$87,777	$53,781	8.3%
Vanderburgh	IN	3	22.1%	$801,605	$41,731	9.0%
Daviess	IN	4	11.7%	$48,147	$43,154	6.5%
Lawrence	IN	5	10.5%	$44,336	$43,165	11.0%
Knox	IN	4	10.0%	$71,157	$39,509	8.0%
Gibson	IN	4	9.5%	$40,096	$47,795	8.2%
Orange	IN	5	8.5%	$21,133	$38,441	10.6%
Dubois	IN	6	8.2%	$98,195	$53,779	7.4%
Posey	IN	5	5.9%	$20,160	$54,320	8.5%
Warrick	IN	9	4.2%	$24,676	$55,960	8.1%

Source: FDIC and Bureau of Labor Statistics. *Unemployment rate is for June 2010. **Median Household Income data is for 2008.

Integra Core Community Banking Footprint

Deposit Market Share - 2009

Counties	State	Rank	Market Share	Integra Total Deposits (000)	Median HH Income**	Unemployment Rate*
Webster	KY	1	29.4%	$71,562	$39,754	9.7%
Union	KY	3	21.6%	$56,537	$42,261	10.0%
Caldwell	KY	4	14.0%	$30,366	$35,697	8.9%
Hopkins	KY	6	9.5%	$58,415	$40,027	8.7%
Henderson	KY	6	1.6%	$9,607	$42,025	10.2%
Pope	IL	1	74.3%	$22,912	$38,071	11.3%
Gallatin	IL	2	33.8%	$34,626	$34,580	10.1%
Hardin	IL	2	32.4%	$17,206	$31,547	12.7%
Johnson	IL	4	17.7%	$30,929	$42,382	11.2%
White	IL	3	15.5%	$50,414	$40,118	8.6%
Jefferson	IL	3	12.5%	$74,500	$38,875	9.6%
Massac	IL	4	4.7%	$13,287	$38,735	10.9%

Source: FDIC and Bureau of Labor Statistics. *Unemployment rate is for June 2010. **Median Household Income data is for 2008.

New Leadership in Key Executive Positions

Name	Age	Current Position / Previous Experience
Michael J. Alley	54	Chairman of the Board, President & CEO - Patriot Investments LLC, Chairman - Previously CEO with Fifth Third Bank, Central IN
Michael B. Carroll	48	Executive Vice President & CFO - Previous experience at Integra includes Controller and Risk Manager, CPA at Olive LLP for 13 years
John W. Key	50	Executive Vice President, Chief Credit & Risk Officer - Previous experience includes Head of Corporate Banking, Commercial Manager, Regional President
Roger M. Duncan	57	Executive Vice President, Manager of Retail and Community Markets - Previous experience includes Chairman, President and CEO of National City Bank of Evansville

Review of the Past

Integra Bank

Previous Growth Strategy

- Acquisitions (Chicago and Greater Cincinnati area)
- Metro Markets
- Commercial Real Estate Loan Production Offices (Cincinnati, Columbus, Cleveland, Louisville and Nashville)
- C&I Loan Production Offices (Cincinnati)
- Wholesale Funding

Impact of Growth Strategy in Changing Economic Environment

(Dollars in millions)

Total Shareholders' Equity at 12/31/07		$ 328
Aggregate Net Losses for 10 Quarters		(364)
(key elements include):		
Loan Loss Provision (C/O $175)	($249)	
Goodwill Write-off	(123)	
OTTI	(32)	
Non-accrual Loans – Interest Lost	(26)	
Preferred Stock from TARP		84
Other Changes, net		(2)
Total Shareholders' Equity at 6/30/10		$ 46

These items total $430. Profit from remaining items total $66.

Non-owner Occupied Commercial Real Estate


% of Total Loan Portfolio
47.0%
46.5%
46.0%
45.5%
45.0%
44.5%
44.0%
43.5%
43.0%
42.5%
43.8%
46.4%
46.1%
46.1%
12/30/04
12/30/05
03/30/06
06/29/06


Balances (in thousands)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$2,490,243
$1,091,499
$2,110,348
$978,927
$2,012,206
$928,372
$1,814,078
$837,114
12/31/08
12/31/09
3/31/10
6/30/10
Total Loans
NOO CRE

Non-owner Occupied Commercial Real Estate – Regulatory Capital Tests

100% Test - Bank


250%
200%
150%
100%
50%
0%
229.6%
176.1%
204.3%
187.1%
12/31/08
12/31/09
3/31/10
6/30/10

300% Test - Bank


600%
500%
400%
300%
200%
100%
0%
357.6%
392.0%
486.0%
465.5%
12/31/08
12/31/09
3/31/10
6/30/10

Gross Charge-offs (2008 – 2nd Quarter 2010)

(Dollars in thousands)	Cumulative Charge-offs	Percent of Total
Chicago Commercial	$ 60,938	34.8%
CRE LPO	60,853	34.8%
Cincinnati LPO	21,314	12.2%
Community	10,300	5.9%
Leases	3,778	2.1%
Total Commercial	**157,183**	**89.8%**
1-4 Family Residential	3,258	1.8%
Consumer	14,670	8.4%
Total Retail	**17,928**	**10.2%**
TOTAL	**$175,111**	**100.0%**

Represents 81.8% of Charge-offs.

Recovery Strategy

Parallel Turnaround Strategies to Enhance Core Franchise Value

Reduce CRE Exposure

- Exiting from the CRE business in Chicago and Greater Cincinnati
- Pursuing sales of performing and non-performing CRE loans
- Pursuing paydowns and payoffs while increasing pricing
- Selling CRE loans used as balancing loans in branch sale divestitures
- Strengthening loan workout teams

Realign Core Franchise

- Narrowing the geographic footprint by divesting 22 non-core branches through 6 separate transactions announced since Q3 2009
  - Right-sizing the franchise from 74 branches to 48 (including Chicago)
  - Divestitures expected to add 544 bps of Total Risk Based capital and 160 bps of Tier 1 Leverage at the holding company level (315 and 161 bp at bank level)
- Divestitures announced to date have included approximately $495 million in deposits and $473 million in loans
- Intend to sell the 4 Chicago branches in 4Q 2010
- Post branch sales, including Chicago, Integra will have 48 branches within a 100 mile radius of Evansville, IN

Parallel Turnaround Strategies to Enhance Core Franchise Value

Pro-Active Capital & Strategic Management

- Suspended all dividends
- Bolstered loan loss reserves levels
- Examining multiple strategies including raising capital and restructuring TARP and TruPS commitments
- Other initiatives include the sale of BOLI, reducing infrastructure and overhead costs to match a smaller bank, and repositioning the investment portfolio
- Strengthened balance sheet and reduced risk

Excess Liquidity

- Increased cash balances to over 20% of total assets, providing ample flexibility for strategic uses such as:
  - Paying down debt
  - Using as a balancing component in forthcoming branch transaction closures
  - Deploying in strategic core markets to enhance franchise value

Parallel Turnaround Strategies to Enhance Core Franchise Value

Strengthen Core Earnings Capacity

- Expense reduction initiatives - $4.0 million of back-office personnel expense reductions in 2010 to go along with other NIE reductions
- Future NIE reductions – workout / OREO / loan / legal expenses, FDIC insurance, exam fees, and technology costs
- Improve net interest margin
- Fee income – deposit service charges, debit card, trust and annuities
- Reduce credit costs

Continuing Recovery Strategy

- Capital Raise
  - Common or preferred stock sold in public or private markets
  - Restructuring existing capital – TARP / Capital Purchase Program
- Reduce NPAs
  - Sale amount dependent on capital raise
  - Hold strategy for assets with greatest recovery potential
  - Continue workout activities
- Reduce Performing CRE loan balances
  - Sale
  - Paydowns / payoffs
  - Branch sale balancing loans
- Comply with OCC capital directive
- Possible reverse stock split to avoid delisting risk (approved by shareholders)
- Complete announced branch sales – sell Chicago branches

Credit Overview

Credit Cycle Management

Management Focus

- Top and mid-level management shifts in focus and personnel
  - Replaced the previous CCRO with John Key
  - Dedicated workout teams with experienced staff as business strategies have shifted
  - Experienced credit senior management (23 average years)
  - Seasoned senior managerial lenders (20 average years)

Strategic Shift

- Identified the challenging loan categories, namely Chicago and Greater Cincinnati CRE and C&I, and made decisions to exit these LOBs
- Reorganized all CRE activities under centralized managed credit administration in Evansville
- Since 3Q 2008, acutely limited the generation of new, material commitments on these LOBs
- Providing incentives to relationship managers and customers to prepay outstanding loans
- Development of multi-option exit plans of performing and non-performing CRE loans

Credit Cycle Management

Tangible Execution

- Use a portion of performing CRE as balancing loans for branch sales (approx. $100mm)
- Rescored the entire portfolio in January 2010
- Increased pricing on about $173 million of commercial credits from low LIBOR-based variable rates to minimum floor rates of at least 4% since 2Q 2009
- Reduced headcount by nearly 20% through attrition and reductions-in-force in addition to the branch divestitures

Loan Statistics

(6/30/2010)	Percent of Portfolio		Percent of NPAs		Percent of Charge-offs (YTD)	
Chicago Commercial	12.4%	50.3 %	53.1%	93.7 %	27.4%	84.4 %
CRE LPO	35.6%		40.6%		57.0%	
Cincinnati LPO	2.3%		0.0%		0.0%	
Community	24.1%		2.6%		5.8%	
Leases	0.1%		0.7%		0.0%	
Total Commercial	**74.5%**		**97.0%**		**90.2%**	
1-4 Family Residential	7.0%		2.0%		1.4%	
Consumer	18.5%		1.0%		8.4%	
Total Retail	**25.5%**		**3.0%**		**9.8%**	
TOTAL	**100.0%**		**100.0%**		**100.0%**	

(Includes loans held for sale in probable branch divestitures.)

Non-Performing Assets (excluding Securities)

(Dollars in thousands)	92.0 % 2008	91.6 % 2009	92.8 % 1st Qtr. 2010	93.7 % 2nd Qtr. 2010
Chicago Commercial	$ 98,828	$ 115,151	$ 134,763	$ 140,626
CRE LPO	40,437	110,839	105,033	107,686
Cincinnati LPO	17,401	67	-	-
Community	5,804	7,517	8,856	7,013
Leases	-	5,578	1,818	1,879
Total Commercial	**162,470**	**239,152**	**250,470**	**257,204**
1-4 Family Residential	4,461	5,019	5,003	5,118
Consumer	3,364	2,691	2,805	2,701
Total Retail	**7,825**	**7,710**	**7,808**	**7,819**
TOTAL	**$170,295**	**$246,862**	**$258,278**	**$265,023**

Gross Charge-Offs

(Dollars in thousands)	66.4 % 2008	86.0 % 2009	82.7 % 1st Qtr. 2010	84.4 % 2nd Qtr. 2010
Chicago Commercial	$ 14,222	$ 33,907	$ 9,160	$ 3,649
CRE LPO	5,177	24,449	23,626	7,601
Cincinnati LPO	657	20,261	396	-
Community	3,702	4,359	1,461	778
Leases	-	-	3,778	-
Total Commercial	**23,758**	**82,976**	**38,421**	**12,028**
1-4 Family Residential	1,206	1,495	377	180
Consumer	5,248	6,981	1,315	1,126
Total Retail	**6,454**	**8,476**	**1,692**	**1,306**
TOTAL	**$30,212**	**$91,452**	**$40,113**	**$13,334**

Increased Charge-offs, Slowing New NPA Growth

Non-Performing Assets (in thousands)


$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

Net Charge-offs (in thousands)


$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

Financial Overview

Second Quarter 2010 Financial Overview

- Loss of $10.2 million or $0.49 per share (smallest loss since Q208)
  - Net interest income of $13.9 million -- 7 bp decline in net interest margin from Q110 -- NIM low because of high NPAs, low yielding CRE loans, high cash levels and some high cost wholesale funding
  - Non-interest income of $16.1 million -- includes deposit premiums of $4.4 million from two branch cluster sales and $3.4 million of securities gains
  - Non-interest expense of $22.5 million -- unchanged from first quarter -- FDIC insurance assessment, loan / OREO expenses and professional fees made up 29.0% of total NIE -- will decrease as credit quality improves

- Stabilization of credit -- met forecast for first time in many quarters
  - NPAs increased $6.6 million or 2.5% to $265 million -- smallest increase since Q209
  - Provision for loan losses of $16.9 million -- sizable, but lowest since Q208
  - Net charge-offs of $12.2 million -- lowest since Q308
  - Allowance to NPAs of 46.2%, vs. 45.9% at March 31. Allowance to total loans of 5.88% vs. 5.07% at March 31

- Stable deposit balances -- decrease in average balance of low cost deposits of $22.4 million, primarily attributed to $62.1 million divested in June branch sales

- Decline in CRE and construction / land development loan average balances of $76.4 million

Key Second Quarter Accomplishments - Executing the Plan

- Completed UCB and Cecilian Bank branch sales -- met original timeline and forecasted capital benefit
- Negotiated definitive agreements to sell two additional branch clusters and related balancing loans
- Reduced period end commercial real estate balances $91.1 million, or almost 10% from March 31 through payoffs, inclusion as branch sale balancing loans and sale of participation interests back to lead banks
- Maintained a solid deposit base and liquidity position
- Prepared our customers for the adoption of Regulation E (point of sale and ATM) rules
- Increased Integra Bank's total risk based capital ratio and maintained adequately capitalized status
- Saw moderation in new NPA growth and new specific reserves and lower levels of provision and charge-offs
- Post Q2: Closed sale of five banking centers to First Security Bank on July 22, adding approximately 80 basis points of bank risk based capital, 42 basis points of bank level tier 1 leverage capital and 21 basis points of holding company level tangible common equity/tangible assets

Capital Overview at June 30, 2010

- Holding company regulatory capital levels were below minimum for "adequately capitalized" status. Tangible common equity to tangible assets ratio declined 17 bp to (1.46)% in Q2. Strategies underway will increase these ratios

- Bank was adequately capitalized -- total risk based capital ratio increased 33 bp to 8.33%, while tier 1 leverage ratio declined 38 bp to 4.53%. Q3 benefit to tier 1 leverage ratio from June branch sales (average asset component)

- Third quarter branch sales to First Security, FNB Bank and Citizens Bank expected to add 229 bp of bank level total risk based, 118 bp of bank level tier 1 leverage and 68 bp of holding company level tangible common equity to tangible assets ratio

- Bank level capital directive requires total risk based capital ratio of 11.5% and tier 1 leverage ratio of 8.00% by November 2010. Branch sales, strategic asset sales and balance sheet restructuring, and loan payoffs have contributed significant capital, with the gap to be filled by new capital

Future Plans

Community Bank Footprint (the Core 48)

- Total loans of approximately $560 million; 50% commercial and small business; remainder consumer and residential mortgage; average rate of 5.4%
- Strong credit quality – Community portfolio NPL % of 1.0%, Past Due % at June 30 of 1.0% -- centralized credit underwriting platform
- Core deposits of $1.3 billion, representing low loan to deposit ratio of 43.7%, and tremendous growth opportunity with enhanced capital base
- Deposits per branch of $26.9 million; total service charge and debit card interchange income for 2009 and YTD 2010, as a % of average DDA, NOW, Savings and Money Market deposits, was a strong 3.3%
- Low direct expense ratios – average branch direct expenses of $160 thousand YTD through July 31 – average of 5.7 FTEs per branch
- Annuity and insurance income

Remaining 48 Retail Branch Network
Loan and Deposit Composition – July 31, 2010



Total Loan Balances by Category
(in thousands)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$280,258
$209,638
$99,234
Commercial
Consumer
Mortgage



Weighted Average Rate by Loan Category
6.00%
5.80%
5.60%
5.40%
5.20%
5.00%
4.80%
4.60%
5.12%
5.77%
5.31%
Commercial
Consumer
Mortgage

Remaining 48 Retail Branch Network
Loan and Deposit Composition – July 31, 2010

53% of deposits consist of Demand, NOW, Savings and Money Markets accounts.

Retail Deposit Composition ($1.3bn)



Repo Sweeps, $141 8%
Demand, $186 11%
NOW, $274 17%
Savings, $223 14%
Money Mkts, $179 11%
Retail CDs, $486 29%
Other CDs, $159 10%

Weighted Average Deposit Cost by Product Category



2.00%
1.60%
1.20%
0.80%
0.40%
0.00%
0.00%
0.19%
0.60%
0.79%
1.87%
0.28%
Demand
NOW
Savings
MMD
Retail CD
Other CD

Other Funding Sources

- High level of excess liquidity fosters the flexible opportunity to pay down long-term debt or deploy in core markets for new loans
- Approximately $157 million of FHLB advances and repurchase agreements with an average rate of 3.92% prepayment penalties of $12.2 million would eliminate this high cost debt
- $85.0 million of trust preferred at rates ranging from LIBOR + 1.57% to LIBOR + 3.75%; $36 million at 3.64% can be prepaid with no penalty

Competitive Strengths

- Strong, recognizable brand and franchise serving its communities for over 160 years
- Talented management team with solid support teams and infrastructure – strong base to grow or opportunity to further reduce expenses
- Long-term customer relationships
- Relationship banking approach developed from successful sales culture integration
- Ability to lend – strong business banking teams in core markets and ample liquidity – new capital will further enhance capacity to lend
- Strong market position with in-market growth potential
- Product mix to compete against large regional banks, and relationship-based service culture to compete against smaller community institutions
- Convenient locations - 48 branches and 97 ATMs within 100 mile radius of Evansville, IN (after planned divestitures)
- Active employee base that is involved in each of their communities

Concluding Highlights

Execution of Turnaround Strategies

- Repositioned the core franchise and generated capital by right-sizing the balance sheet through 22 non-core branch divestitures announced since the third quarter of 2009
- Proactively addressing isolated credit issues by winding down the CRE business, bolstering workout teams, increasing reserves, and pursuing opportunities to sell performing and non-performing CRE loans

Opportunities for Value Enhancement and Growth

- Integra represents a unique opportunity to invest in a solid Indiana community banking franchise
- Board and executive management are focused on raising the necessary capital and growing Integra's successful community banking business

For More Information

Visit our website at www.integrabank.com

- Listen to our web casts quarterly
- Provide us your email address
- Call with questions:

Mike Alley	(812) 461-5795
Mike Carroll	(812) 464-9673
John Key	(812) 464-9802
Gretchen Dunn	(812) 464-9677

Integra Bank